EXHIBIT 10.4

Dated the 26th day of February 2007

Zhou Bizheng

and

SHANGHAI SHIHENG ARCHITECTURE CONSULTING CO., LTD

AGREEMENT FOR SALE AND PURCHASE OF
ENTIRE INTEREST IN THE REGISTERED CAPTIAL OF SHANGHAI
JIUMENG INFORMATION TECHNOLOGY CO., LTD.

THIS AGREEMENT is entered into on the 26th day of February 2007 in Shanghai.

BETWEEN:

(1)	Zhou Bizheng, (Holder of PRC ID Number 430104196903032512) of Room 1903, Building 7, No. 9, Rong Cheng Road, Shanghai, People’s Republic of China, (the “Vendor”); and

(2)
Shanghai Shiheng Architecture Consulting Co., Ltd., a limited liability company incorporated in Shanghai with its registered office at No. 119, Jin Xi Road, Jin Ze Town, Qing Pu District, Shanghai, People’s Republic of China and legal representative of Liu Weiguo (the “Purchaser”).

WHEREAS:

1.
As at the date of this Agreement, Shanghai Jiumeng Information Technology Co., Ltd., originally named “Shanghai Jiumeng Information Service Co., Ltd”, (hereinafter “Shanghai Jiumeng”), is a limited liability company incorporated in Jingan district, Shanghai on April 22, 2004, with registered capital of RMB5,500,000 fully paid.

2.	As at the date of this Agreement, the Vendor has full rights, interests, and control in the 100% interest in Shanghai Jiumeng.

3.
As at the date of this Agreement, Shanghai Huaqing Corporation Development Ltd. (hereinafter “Shanghai Huaqing”), is a limited liability company incorporated in Jingan district, Shanghai on July 10, 2000, with registered capital of RMB20,000,000 fully paid.

4.	As at the date of this Agreement, Shanghai Jiumeng owns 51% equity interest in Shanghai Huaqing and Shanghai Jiumeng has full rights, interests and control in the 51% interest in Shanghai Huaqing.

5.	Shanghai Jiumeng has its office at Room 306, Yong Teng Plaza, No. 1065, Wu Zhong Road, Shanghai. Shanghai Huaqing has its office at 1st floor, No. 708, Chang Ping Road, Shanghai.

6.
The Vendor has agreed to sell and the Purchaser has agreed to purchase the entire interest in Shanghai Jiumeng and the 51% equity interest in Shanghai Huaqing that Shanghai Jiumeng duly and legally owns ( the “Sale Interests”).

THEREFORE, IT IS HEREBY AGREED BY THE VENDOR AND THE PURCHASER AS FOLLOWS:

1.	SALE AND PURCHASE OF THE SALE INTERESTS

1.1
As at the date of this Agreement, the registered capital of Shanghai Jiumeng and Shanghai Huaqing is Rmb5,500,000 and Rmb20,000,000 respectively. Both companies are validly existing and duly incorporated. The Vendor owns 100% equity interest in the registered capital of Shanghai Jiumeng, and Shanghai Jiumeng owns 51% equity interest in the registered capital of Shanghai Huaqing, being the shareholder of Shanghai Huaqing legally.

1.2
The Vendor agrees to sell and the Purchaser agrees to buy the Sale Interests. Upon completion of the transaction, the Purchaser shall assume all the rights and liabilities in Shanghai Jiumeng as the beneficial owner.

1.3
Within five business days upon execution of the Agreement, the Vendor shall present the legal documents to the Purchaser proving its beneficial ownership in Shanghai Jiumeng and Shanghai Jiumeng’s beneficial ownership in Shanghai Huaqing hereof.

2.	CONSIDERATION

2.1	The consideration for the sale and purchase of the Sale Interests shall be Rmb12,00,000 cash net. The Purchaser shall bear all the taxes related to the transaction.

2.2	The consideration shall be satisfied by the Purchaser crediting Rmb12,000,000 in full amount to the account designated by the Vendor not later than June 15, 2007.

3	REPRESENTATIONS AND WARRANTS

3.1	Vendor’s representations and warrants

3.1.1
The Vendor shall be actual beneficial owner of the 100% Sale Interests in the registered capital of Shanghai Jiumeng and Shanghai Jiumeng shall be the actual beneficial owner of the 51% Sale Interests in the registered capital of Shanghai Huaqing and the Vendor has full rights, interests and control in this Sale Interests.

3.1.2
The Vendor assures that no guarantee or security has been put against the Sale Interests of Shanghai Jiumeng and Shanghai Huaqing or the companies themselves for his own liabilities or for any third party in any forms thereof.

3.1.3
The Vendor assures that Shanghai Jiumeng will not sell its equity interest in the registered capital in Shanghai Huaqing to any party, and no third-party interest has been put against the 51% Sale Interests in Shanghai Huaqing such as pledge, lien, etc. till the completion of the sale and purchase transaction.

3.1.4	The Vendor has obtained all the approval, authorization or permits to execute this Agreement.

3.1.5	The Vendor represents the aforesaid statements and warrants will remain effective in all respects from date of signing of this Agreement up to the time of completion of this Agreement.

3.1.6	The Vendor assures that all the documents he presents are true, legitimate and effective in all respects thereof.

3.2	Purchaser’s representations and warrants

3.2.1
All the beneficial owners of the Purchaser hereby jointly and severally agree to purchase the Sale Interests in Shanghai Jiumeng incl. the 51% Sale Interests in Shanghai Huaqing hereon, and agree to undertake all the taxes incurred in the sale and purchase of the Sale Interests.

3.2.2	The Purchaser has obtained all the approval, authorization and permits to execute this Agreement.

3.2.3	The Purchaser assures that the aforesaid statements and warrants will remain effective in all respects from the date of signing of this Agreement up to the time of completion of this Agreement.

3.2.4	The Purchaser assures all the documents it presents are true, legitimate and effective in all respects thereof.

4	CONFIDENTIALITY

                  Both the Vendor and the Purchaser shall keep all the known information and documents in connection with this Agreement strictly confidential.

5	BREACH OF THE AGREEMENT

5.1
In the event that the Agreement fails to be executed due to the reason caused by the Vendor, i.e. the lien against the assets of Shanghai Huaqing, etc., the Purchaser has the rights to terminate the Agreement and return all the documents, assets of Shanghai Jiumeng and Shanghai Huaqing, etc. that it received to the Vendor while with no liability to pay any usage fee of assets.

5.2
In the event that the Agreement fails to be executed due to the reason caused by the Purchaser, i.e. the Purchaser fails to pay the consideration in due course, etc., the Vendor has the rights to terminate the Agreement, the Purchaser shall return all the documents, assets of Shanghai Jiumeng and Shanghai Huaqing, etc. to the Vendor and indemnify all the losses incurred hereof.

6	FREE OF LIABILITIES

In the event of any of the following happens which results in the unenforceable of this Agreement, each party shall undertake the obligation to return the documents and assets it received to the other party hereto.

6.1	Force Majeure

No party shall be liable for any failure to perform its obligations in connection with any unforeseeable and inevitable events such as natural disaster, or other cause beyond such party’s reasonable control, each party shall take effective and timely measure to reduce the damage expansion and notify the other party within three business days. If the aforesaid event happens, each party shall return the assets obtained from the other party. Provided that the aforesaid event happens, the party fails to take effective and timely measure to reduce the damage expansion which results in the elevation of the damage to the other party, the party shall take the liability to compensate the other party for the loss resulted from inaction.

6.2	Government Action

After the execution of this Agreement, the change of regulation, policy or law (excl. the unawareness to the current policy, regulation by each party), causes the Agreement unenforceable by both parties.

6.3
If the events (as described in 6.1 and 6.2) happens, and provided that the sale and purchase transaction is yet not completed, the Agreement will terminate automatically, the Purchaser shall return the assets to the Vendor and pay the usage fee based on actual circumstances.

7	DISPUTE SETTLEMENT

Any dispute, controversy or claim arising out of or relating to this Agreement, shall be settled by negotiation and discussion between both parties in good faith. In the event that the dispute, controversy or claim cannot be solved through negotiation and discussion, this dispute, controversy or claim, as any parties requires, shall be submitted and settled in the jurisdiction of Peoples’ Court in Min Hang district, Shanghai.

8                GENERAL

8.1
This Agreement will be effective immediately upon duly signed by the Vendor and the Purchaser and stamped with company seal. Without the written consent by both parties, the rights and obligations under this Agreement cannot be changed;

8.2	Any changes to the Agreement shall be submitted and covenanted in written and duly signed by both parties;

8.3	The invalidation of any clause or some clauses in this Agreement will not impact the validity of other clauses;

8.4
This Agreement will be in four original copies, one copy with the Vendor and the Purchaser each, and the rest two copies are for the registration purpose. Each copy shall be deemed as equally authentic;

8.5	The Vendor and the Purchaser can sign complementary agreement if necessary, with the complementary agreement has the same effectiveness as this Agreement.

IN WITNESS whereof this Agreement has been duly executed by all parties hereto the day and year first above written.

SIGNED by
ZHOU BIZHENG

SIGNED by
for and on behalf of
SHANGHAI SHIHENG ARCHITECTURE CONSULTING CO., LTD.

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